UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2008, J. Ronald Hansen announced his retirement from Graham Corporation (“Graham”), effective August 1, 2008. Mr. Hansen will continue to be engaged by Graham in a consulting capacity from August 1, 2008 through January 31, 2009 pursuant to a Professional Consulting Agreement (the “Agreement”) dated July 9, 2008. Under the Agreement, Mr. Hansen will provide Graham with up to 104 hours of consulting services a month for a monthly consulting fee of $13,520. Pursuant to the Agreement, Mr. Hansen will also: (i) be reimbursed for out-of pocket expenses incurred by him during the term of the Agreement; (ii) receive 4/12 of the cash bonus he would have been eligible to receive had he remained employed with Graham on a full-time basis through March 31, 2009; and (iii) be reimbursed for his COBRA premiums and covered under Graham’s self-insured dental plan during the term of the Agreement. The Agreement contains such other terms and provisions, including but not limited to provisions related to non-competition, non-disclosure and confidentiality, as are customarily found in similar agreements.
     A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Professional Consulting Agreement dated July 9, 2008 between Graham Corporation and J. Ronald Hansen.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: July 14, 2008	By:	/s/ James R. Lines
James R. Lines
President and Chief Executive Officer